UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2025 (March 31, 2025)
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2025, Thomas J. DeRosa, a member of the board of directors (the “Board”), Chair of the Compensation Committee and a member of the Audit Committee of Empire State Realty Trust, Inc. (the “Company”), notified the Company of his intention to retire and not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders, currently expected to be held on May 15, 2025 (the “Annual Meeting”). Mr. DeRosa’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and he will continue to serve as a director of the Company until the Annual Meeting.

Mr. DeRosa has served as a director since the Company’s initial public offering in 2013, and the Company’s Board and management thank Mr. DeRosa for his distinguished service and outstanding contributions during his long tenure.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: April 3, 2025	By:	/s/ Heather L. Houston
	Name:	Heather L. Houston
	Title:	Chief Counsel, Corporate & Secretary

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: April 3, 2025	By:	/s/ Heather L. Houston
	Name:	Heather L. Houston
	Title:	Chief Counsel, Corporate & Secretary